EXHIBIT 99.2

  News Release

Brekford International Corp. Retracts a Statement in its March 24, 2009 Press Release
Entitled "Revenues Grow for the Third Consecutive Quarter and Net Income Grows for
the Fourth Consecutive Quarter."

HANOVER, MD (March 24, 2009) – Brekford International Corp., a provider of rugged, mobile technology systems and fleet vehicle upfitting services to public safety and federal agencies announces that it retracts a statement made in its March 24, 2009 press release entitled "Revenues Grow for the Third Consecutive Quarter and Net Income Grows for the Fourth Consecutive Quarter."

•

A statement in the press release providing that “[a]s of this press release, the Company has settled all pending litigation” was incorrect and therefore the Company retracts that statement.

•

The statement should have read “[a]s of this press release, the Company has settled all pending litigation previously instituted against the Company.”

About Brekford International Corp.

Brekford International Corp. (BFDI: OTCBB) is a provider of fully integrated, rugged technology solutions geared toward mission-critical operations. For more than a decade, the Company has provided services to branches of the U.S. military, various federal entities and numerous security and public safety agencies throughout the Mid-Atlantic region. Brekford provides these agencies with an end-to-end suite of what it believes are superior products and services designed to streamline procurement processes and offer maximum functionality in their day-to-day operations. For more Company information, please visit www.brekford.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of that term in Section 21E of the Securities Exchange Act of 1934, as amended. . Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, market conditions, the cost and success of development activities and ability to successfully manage growth. Readers are referred to the documents filed by Brekford International Corp. with the SEC, specifically the Company’s most recent reports filed on Form 10-K and Forms 10-Q, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company expressly disclaims any obligation to update any forward-looking statements.